Exhibit 4.11

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

Dated: September 29, 2021	Certificate No. [ ]

BENSON HILL, INC.1

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT for value received, subject to the terms and conditions hereinafter set forth, [  ], or permitted assigns (the “Holder”), is entitled to purchase shares of the capital stock of Benson Hill, Inc., a Delaware corporation (the “Company”), as determined in accordance with this Warrant, upon presentation of this Warrant and payment of the Exercise Price (as defined below) for the shares of capital stock purchased at the principal office of the Company or at such other place as shall have been designated by the Company.

This Warrant is subject to the following provisions:

1.	Class, Number, and Exercise Price of Shares of Capital Stock.

(a)           This Warrant may be exercised for Two Hundred Twenty-Five Thousand (225,000) shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (the “Warrant Shares”), subject to possible adjustment as provided herein.

(b)           The purchase price for each Warrant Share purchased upon exercise of this Warrant shall be Ten Dollars ($10.00) (the “Exercise Price”), subject to possible adjustment as provided herein, payable in lawful money of the United States of America in full upon exercise of this Warrant.

2.	Exercise of Warrant.

(a)           This Warrant may be exercised, in whole or in part, by the surrender of this Warrant to the Company (with the notice of exercise form attached hereto as Exhibit A duly executed), at the principal office of the Company at any time during the Exercise Period.

(b)           The “Exercise Period” is that period beginning on the date hereof, and continuing up to and including 11:59.59 p.m., St. Louis Missouri time, on June 30, 2024.

1          This warrant was issued pursuant to Section 4.3(b) of that certain Warrant to Acquire Securities of Benson Hill, Inc., dated as of September 8, 2021 (the “Original Warrant”) as the Pre-Merger Warrant (as defined in the Original Warrant). For the avoidance of doubt, this warrant was issued prior to closing of transactions contemplated by the Merger Agreement (as defined in the Original Warrant).

3.	Adjustment of Exercise Price and Number of Shares.

(a)           The Exercise Price and Warrant Shares shall be subject to the following adjustments:

(i)            If, at any time during the Exercise Period, the Company shall declare and pay on the Company’s Common Stock a dividend or other distribution payable in shares of Common Stock, the Warrant Shares shall be proportionately increased so that the Holder shall be entitled to receive (upon exercise of this Warrant) the number of shares of Common Stock which the Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if the Warrant had been exercised immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution, and the Exercise Price shall be proportionately decreased so that the aggregate Exercise Price payable upon exercise in full of this Warrant shall remain the same.

(ii)            If, at any time during the Exercise Period, the Company shall subdivide the outstanding shares of the Company’s Common Stock into a greater number of shares, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company’s Common Stock, the Warrant Shares shall be proportionately adjusted so that the Holder shall be entitled to receive (upon exercise of this Warrant) the number of shares of Common Stock or such other shares which the Holder would have owned or been entitled to receive after the happening of any of the events described above if the Warrant had been exercised immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective, and the Exercise Price shall be proportionately adjusted so that the aggregate Exercise Price payable upon exercise in full of this Warrant shall remain the same.

(b)           Whenever the Warrant Shares or the Exercise Price shall be adjusted pursuant to this Section 3, the Company shall deliver to the Holder a written notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Warrant Shares and Exercise Price. All calculations under this Section 3 shall be made to the nearest one-one hundredth of a share.

4.             No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

5.             Broker-Assisted Cashless Exercise. Subject to compliance with the provisions of Section 9, if (a) the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and (b) the Company’s Common Stock is publicly traded at the time of the Holder’s exercise, the Holder may exercise the Warrant by executing and delivering the documents necessary to irrevocably authorize a broker acceptable to the Company to sell shares of the Company’s Common Stock (or a sufficient portion of such shares) acquired upon exercise of this Warrant and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any withholding tax obligation on the part of the Company resulting from such exercise.

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6.             Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

7.             Shares of Common Stock in Reserve. The Company shall at all times to reserve a sufficient number of authorized but unissued shares of Common Stock for the purposes of this Warrant, and to take such action as may be necessary to ensure that all Warrant Shares issued upon exercise of this Warrant will be duly and validly authorized and issued and fully paid and nonassessable.

8.             Rights of Stockholders. The Holder shall not be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as a warrant holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.             Compliance with Securities Laws.

(a)           By its acceptance of this Warrant, the Holder represents, warrants, and covenants unto the Company, and acknowledge as appropriate, that: (i) the Holder is an “accredited investor,” as that term is defined pursuant to the securities law of the United Sates and regulations of the United States Securities and Exchange Commission (the “SEC”); (ii) the Holder has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Warrant Shares, and is able financially to bear the risks thereof; (iii) the Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management; (iv) this Warrant is acquired for the Holder’s own account for investment purposes; (v) this Warrant and the Warrant Shares issuable upon exercise hereof, respectively, have not been registered under the 1933 Act and, accordingly, any transfer of this Warrant and such Warrant Shares will be subject to legal restrictions; and (vi) the Holder will not offer for sale or sell, assign or otherwise dispose of (except exercise) this Warrant or any Warrant Shares issued to it pursuant to exercise hereof, except in accordance with applicable securities laws.

(b)           Notwithstanding anything to the contrary contained in this Warrant, if at any time specified herein for the issuance of Warrant Shares to the Holder, any law, or any regulation or requirement of the SEC or any other federal, state or local governmental authority having jurisdiction, shall require either the Company or the Holder to take any action in connection with the Warrant Shares then to be issued, other than (i) customary approvals required by applicable corporation laws, or (ii) notice filings on SEC Form D and similar or related federal, state or local filings (the actions described in clauses (i) and (ii) are collectively referred to as the “Required Actions”), to the extent such action is required to be taken prior to the issuance of such Warrant Shares the issuance of such Warrant Shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action, other than a Required Action, and the Company shall have no liability whatsoever as a result of the non-issuance of such Warrant Shares as a result of not taking such action, other than a Required Action, except to refund to the Holder any consideration tendered in respect of the Exercise Price.

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(c)           Unless and until the Warrant Shares have been registered in the Act, all stock certificates evidencing the Warrant Shares shall be restricted by a legend on each certificate in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.

10.           Replacement Warrant for Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto (and upon surrender and cancellation of this Warrant if mutilated), the Company will execute and deliver a new Warrant of like tenor, in lieu of this Warrant.

11.           Issue Tax. The issuance of certificates for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax (other than applicable income taxes) in respect thereof.

12.           Closing of Books. The Company shall not close its transfer books against the transfer of any warrant or of any Shares issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this Warrant.

13.           Warrant Agent. By notice to the holder of this Warrant, the Company may appoint a warrant agent as the Company’s agent for purposes of the administration of this Warrant and the exercise thereof (the “Warrant Agent”), and in such case the Holder shall abide by any such Warrant Agent’s instructions and procedures not inconsistent with the provisions of this Warrant.

14.           Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Warrant Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

15.           Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.

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16.           Assignability and Binding Effect. The Company and any Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant, for the purpose of any exercise hereof, of any distribution to the holder of this Warrant, and for all other purposes. This Warrant may not be assigned by the Holder without the prior written consent of the Company, and in the case of a permitted assignment the Form of Transfer attached hereto as Exhibit B shall be used to effect such permitted assignment. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder, and their respective permitted heirs, successors, and assigns.

[The Next Page is the Signature Page]

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IN WITNESS WHEREOF, the Company has executed this Warrant under seal effective as of the date first above written.

COMPANY:

BENSON HILL, INC. [SEAL]

By:
Name:
Title:

Signature Page to Stock Purchase Warrant

EXHIBIT A

NOTICE OF EXERCISE

To:	Benson Hill, Inc.
Attn.: Chief Financial Officer
1001 N. Warson Road
St. Louis, Missouri 63132

1.             The undersigned hereby irrevocably elects to purchase ____________shares of the Common Stock, $0.001 par value, of Benson Hill, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant.

2.             Accompanying this Notice of Exercise is the undersigned’s check made payable to “Benson Hill, Inc.” in the amount of $          , or the undersigned has transferred or caused to be transferred to the Company lawful money of the United States of America in such amount, representing payment in full for the Exercise Price of the shares being purchased, together with all applicable transfer taxes, if any.

3.            Please issue a certificate or certificates representing the number of shares for which the Warrant has been exercised in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.            The undersigned hereby represents and warrants that the number of shares for which the Warrant has been exercised are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9(a) thereof) are true and correct as of the date hereof.

Dated:

[Holder]

By:

Name:

Title:

[Address of Holder]

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_____________________(United States taxpayer identification number____________ ), with an address at____________________ , the right represented by the attached Warrant to purchase__________________ shares of the Common stock, $0.001 par value per share, of Benson Hill, Inc., a Delaware corporation (the “Company”), to which the attached Warrant relates, and appoints _______________ attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated:

[Holder]

By:

Name:

Title:

[Address of Holder]

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

NOTICE OF ADJUSTMENT

September 29, 2021

[Address of Holder]

Ladies and Gentlemen:

Reference is made to that certain Warrant dated September 29, 2021 issued by Benson Hill Inc., a Delaware corporation (the “Company”), to [ ] (the “Holder”).

Notice is hereby given pursuant to Section 3(b) of the Warrant that the following adjustment(s) have been made to the Warrant: Pursuant to the terms of that certain Merger Agreement, dated as of May 8, 2021, by and between the Company, Star Peak Corp II (“Star Peak”) and STPC II Merger Sub Corp. (“Merger Sub”), the Company merged with and into Merger Sub and the Company was the surviving entity and a wholly owned subsidiary of Star Peak Corp II (the “Merger”). In connection with the Merger, all Company common stock that was issued and outstanding immediately prior to the closing of the Merger was cancelled and converted into the common shares of Star Peak. In addition, all outstanding warrants of the Company automatically, by virtue of the Closing and without any action on the part of the Company, Star Peak or the Holders, were assumed and converted into a warrant with respect to a number of Star Peak common shares equal to the number of Company common units subject to each such warrant immediately prior to the closing multiplied by the Exchange Ratio (as defined in the Merger Agreement).

This certifies that Holder is entitled to purchase from Star Peak, at Holder’s option, fully paid and nonassessable common shares of Star Peak at a price of nine dollars and 30/100 ($9.30) per share. The number of shares purchasable at such price upon the exercise of the Warrant is set forth on Exhibit A attached hereto.

[Remainder of page intentionally left blank]

Sincerely,

BENSON HILL, INC.

By:
Name:
Title:

[Notice of Adjustment]

EXHIBIT A

PURCHASABLE SHARES

WARRANT HOLDER	PRIOR SHARE AMOUNT	CONVERSION RATIO	NEW SHARE AMOUNT
[ ]	[ ]	1.0754	[ ]

[Notice of Adjustment]